UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
October 21, 2015

World Financial Network Credit Card Master Note Trust
(Issuing Entity)
World Financial Network Credit Card Master Trust
(Issuer of Collateral Certificate)
WFN Credit Company, LLC
(Depositor/Registrant)
Comenity Bank
(Sponsor)

(Exact Name of Issuing Entity, Issuer of Collateral Certificate, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-166240, 333-166240-01, 333-166240-02, 333-188583, 333-188583-01, 333-189182, 333-189182-01, 333-189182-02	31-1772814
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants' I.R.S. Employer Identification Nos. for Registrant)

3100 Easton Square Place, #3108, Columbus, Ohio 43219
(Address of Principal Executive Offices of Registrant) (Zip Code)

(614) 729-5044
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into Material Definitive Agreements.
WFN Credit Company, LLC ("Credit") entered into an Underwriting Agreement, dated October 21, 2015 ("Underwriting Agreement"), among Credit, Comenity Bank, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Mizuho Securities USA Inc., relating to the Series 2015-C Class A Asset Backed Notes (the "Offered Notes") issued by World Financial Network Credit Card Master Note Trust described in the related Prospectus dated October 20, 2015 and the related Prospectus Supplement dated October 21, 2015.
Item 8.01.                          Other Events.
The Registrant is filing Exhibits 5.1 and 8.1 in connection with the offer and sale of the Offered Notes.
Item 9.01.                          Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
Exhibit No. Exhibit 1.1 Exhibit 5.1 Exhibit 8.1	Document Description Underwriting Agreement Opinion of Mayer Brown LLP with respect to legality Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFN CREDIT COMPANY, LLC,  as depositor

By:  /s/ Michael Blackham
       Name:  Michael Blackham
       Title:  Treasurer

Dated:  October 23, 2015